Exhibit 99.1

Genesee & Wyoming Reports Results for the Fourth Quarter of 2017

DARIEN, Conn.--(BUSINESS WIRE)--February 8, 2018--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Fourth Quarter Consolidated Highlights

  Operating revenues increased 10.7% to $571.6 million from $516.5 million.
  Reported operating income increased 101.9% to $108.2 million; Adjusted operating income increased 2.2% to $105.7 million.(1)
  Reported diluted earnings per share (EPS) were $6.81 with 62.7 million weighted average shares outstanding, compared with reported diluted EPS in the fourth quarter of 2016 of $0.15 with 58.8 million weighted average shares outstanding; Adjusted diluted EPS decreased 8.3% to $0.77.(1)
  Reported net income and diluted EPS included a $371.9 million, or $5.94 per share, income tax benefit associated with the United States Tax Cuts & Jobs Act signed into law in December 2017.
  Net cash provided by operating activities for the twelve months ended December 31, 2017 increased 17.7% to $479.2 million; Adjusted free cash flow attributable to G&W increased 3.6% to $250.2 million.(1)

Fourth Quarter Segment Highlights

  North America: Operating revenues from G&W's North American Operations decreased 0.6% to $320.2 million from $322.2 million, primarily due to an $11.5 million decrease in freight-related revenues, partially offset by an increase of $9.3 million in freight revenues. Freight-related revenues in the fourth quarter of 2016 included the recognition of $10.0 million of revenues from a multi-year take-or-pay volume shortfall under a crude-by-rail contract. Reported operating income from G&W's North American Operations decreased 10.5% to $74.6 million; Adjusted operating income from G&W's North American Operations decreased 13.6% to $75.5 million.(1)
  Australia: Operating revenues from G&W's Australian Operations increased 23.1% to $75.5 million from $61.4 million, primarily due to new operations. Reported operating income from G&W's Australian Operations increased from $2.8 million to $17.6 million. Adjusted operating income from G&W's Australian Operations increased 66.1% to $22.5 million.(1)
  U.K./Europe: Operating revenues from G&W's U.K./European Operations increased 32.3% to $175.8 million from $133.0 million, primarily due to new operations. Fourth quarter revenues also included a $10.5 million favorable impact from foreign currency appreciation. Reported operating income from G&W's U.K./European Operations was $16.0 million, compared with an operating loss of $32.6 million in 2016; Adjusted operating income from G&W's U.K./European Operations increased from $2.4 million to $7.6 million.(1)(2)

Comments on Fourth Quarter

Jack Hellmann, President and CEO of G&W, commented, “Our reported diluted EPS for the fourth quarter of 2017 were $6.81, of which a significant portion was a $372 million benefit from new tax legislation in the United States. Excluding the tax benefit and certain other items, our adjusted diluted EPS were $0.77 in the fourth quarter, as revenues in each of our geographic segments, North America, Australia and the U.K./Europe, finished the year in-line with our expectations.(1)

“In 2017, we generated adjusted free cash flow attributable to G&W of $250 million, a 3.6% increase over 2016, as we effectively managed both expenses and capital expenditures to more than offset flat revenue. In 2018, with an improving business outlook in each of our operating regions, we expect double digit growth in both adjusted earnings per share and adjusted free cash flow attributable to G&W. At the same time, we continue to evaluate acquisition and investment opportunities across G&W’s global footprint and have approximately $400 million of borrowing capacity under our revolving credit facility.”(1)

Financial Results

G&W's operating revenues increased $55.0 million, or 10.7%, to $571.6 million, in the fourth quarter of 2017, compared with $516.5 million in the fourth quarter of 2016. G&W's operating income in the fourth quarter of 2017 was $108.2 million, compared with $53.6 million in the fourth quarter of 2016. G&W's adjusted operating income in the fourth quarter of 2017 was $105.7 million, compared with $103.4 million in the fourth quarter of 2016.(1)

Reported net income attributable to G&W in the fourth quarter of 2017 was $426.6 million, compared with $8.9 million in the fourth quarter of 2016. Excluding the net impact of certain items affecting comparability between periods as discussed below, adjusted net income attributable to G&W in the fourth quarter of 2017 was $48.6 million, compared with $49.3 million in the fourth quarter of 2016.(1)

Reported diluted EPS in the fourth quarter of 2017 were $6.81 with 62.7 million weighted average shares outstanding, compared with reported diluted EPS in the fourth quarter of 2016 of $0.15 with 58.8 million weighted average shares outstanding. Excluding the net impact of certain items affecting comparability discussed below, adjusted diluted EPS in the fourth quarter of 2017 were $0.77 with 62.7 million weighted average shares outstanding, compared with adjusted diluted EPS in the fourth quarter of 2016 of $0.84 with 58.8 million weighted average shares outstanding.(1)

Impact of Glencore Rail (NSW) Pty Limited (GRail) Acquisition on G&W Financial Presentation

In conjunction with the December 1, 2016 acquisition of GRail, G&W issued a 48.9% equity stake in G&W’s Australian subsidiary, G&W Australia Holdings LP (GWA), the holding company for all of G&W's Australian businesses, to Macquarie Infrastructure and Real Assets (MIRA). G&W retained a 51.1% interest in GWA and continues to consolidate 100% of GWA in its financial statements and reports a noncontrolling interest for MIRA’s 48.9% equity ownership. As a result, G&W’s 2017 operating income includes 100% of the Australian business, while net income attributable to G&W reflects its 51.1% ownership position in the Australian business.

Prior to the GRail acquisition, G&W's Australian Operations provided rail operator services to GRail, which were recorded as freight-related revenues. These freight-related services continued post acquisition, but are eliminated in consolidation. Revenues from the GRail acquisition are now included in G&W’s consolidated freight revenues from new operations.

Items Affecting Comparability

In the fourth quarter of 2017 and 2016, G&W’s results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts).

	Income/(Loss) Before Taxes Impact	After-Tax Net Income/(Loss) Attributable to G&W Impact	Diluted EPS
Three Months Ended December 31, 2017
Buyout of Freightliner deferred consideration agreements	$8.9	$8.9	$0.14
Australia impairment and related costs	$(4.9)	$(1.8)	$(0.03)
Restructuring costs	$(1.4)	$(1.2)	$(0.02)
Corporate development and related costs	$(1.1)	$(0.7)	$(0.01)
U.K. coal restructuring and related charges	$1.1	$0.9	$0.01
Impact of United States Tax Cuts & Jobs Act	$—	$371.9	$5.94

Three Months Ended December 31, 2016
Restructuring costs	$(1.9)	$(1.4)	$(0.02)
Corporate development and related costs	$(19.2)	$(15.9)	$(0.27)
U.K. coal railcar leases	$(10.5)	$(8.6)	$(0.15)
ERS impairment and related charges	$(21.5)	$(21.5)	$(0.37)
Write-off of debt issuance costs	$(1.3)	$(0.5)	$(0.01)
Q4 2016 Short Line Tax Credit	$—	$7.5	$0.13

In the fourth quarter of 2017, G&W’s results included an $8.9 million reduction to other expenses as a result of the buyout of the Freightliner acquisition deferred consideration agreements with certain former Freightliner management holders, Australia impairment and related charges of $4.9 million, which included $5.9 million related to the write down of track assets on idle branch lines in South Australia, partially offset by a $0.9 million recovery of prior year impairment and related costs associated with Arrium Limited's voluntary administration, $1.4 million of restructuring costs, $1.1 million of corporate development and related costs and a $1.1 million reduction to expense associated with a prior year accrual established for the restructuring of our U.K. coal business. The fourth quarter of 2017 also included a $371.9 million estimated income tax benefit primarily as a result of reducing the value of our net deferred tax liabilities from a 35% U.S. federal income tax rate to the newly enacted rate of 21% associated with the United States Tax Cuts & Jobs Act signed into law in December 2017.

In the fourth quarter of 2016, G&W’s results included U.K./Europe impairment and related charges of $32.0 million, which included $21.5 million of charges related to ERS Railways, B.V. (ERS) and $10.5 million of charges related to leases of idle coal railcars in the U.K. The fourth quarter of 2016 also included corporate development and related costs of $19.2 million, primarily related to the GRail, Providence and Worcester Railroad Company (P&W) and Pentalver Transportation Limited (Pentalver) transactions, write-off of debt issuance costs of $1.3 million related to the termination of Australia's term loan as a result of the entry into a new Australian credit facility in conjunction with the GRail acquisition, and restructuring costs of $1.9 million. The fourth quarter of 2016 also included an income tax benefit of $7.5 million associated with the United States Short Line Tax Credit, which expired on December 31, 2016.

Fourth Quarter Results by Segment

Operating revenues from G&W's North American Operations decreased $2.0 million, or 0.6%, to $320.2 million in the fourth quarter of 2017, compared with $322.2 million in the fourth quarter of 2016. Excluding $4.0 million of revenues from new operations, North American Operations same railroad revenues decreased by $7.2 million, or 2.2%, primarily due to a decrease in freight-related revenues. The decrease in freight-related revenues was primarily due to $10.0 million of revenue recognized in the fourth quarter of 2016 associated with a four-year take-or-pay volume commitment contract.

North American Operations traffic decreased 7,517 carloads, or 1.9%, to 395,422 carloads in the fourth quarter of 2017. Excluding 5,246 carloads from new operations, same railroad traffic decreased 12,763 carloads, or 3.2%, in the fourth quarter of 2017, compared with the fourth quarter of 2016. The same railroad traffic decrease was principally due to decreases of 9,444 carloads of coal and coke traffic (primarily in the Midwest, Western and Northeast regions) and 6,239 carloads of agricultural products traffic (primarily in the Midwest and Central regions), partially offset by increases of 3,481 carloads of minerals and stone traffic (primarily in the Central and Western regions). All remaining traffic decreased by a net 561 carloads.

Operating income from G&W's North American Operations in the fourth quarter of 2017 was $74.6 million, compared with $83.4 million in the fourth quarter of 2016. The operating ratio for North American Operations was 76.7% in the fourth quarter of 2017, compared with an operating ratio of 74.1% in the fourth quarter of 2016. Adjusted operating income from G&W's North American Operations in the fourth quarter of 2017 was $75.5 million, compared with $87.4 million in the fourth quarter of 2016. The adjusted operating ratio for North American Operations was 76.4% in the fourth quarter of 2017, compared with 72.9% in the fourth quarter of 2016. Operating income and adjusted operating income in the fourth quarter of 2016 included $10.0 million of income associated with a four-year take-or-pay volume commitment contract.(1)

Operating revenues from G&W's Australian Operations increased $14.2 million, or 23.1%, to $75.5 million in the fourth quarter of 2017, compared with $61.4 million in the fourth quarter of 2016. Excluding $11.6 million of revenues from new operations and a $1.7 million increase due to the impact of foreign currency appreciation, Australian Operations same railroad revenues increased by $0.8 million, or 1.3%.(2)

Australian Operations traffic increased 50,610 carloads, or 61.4%, to 132,999 carloads in the fourth quarter of 2017. Excluding 56,366 carloads from new operations, same railroad traffic decreased 5,756 carloads, or 7.0%, in the fourth quarter of 2017 compared with the fourth quarter of 2016. The carload decrease was principally due to decreases of 3,263 carloads of coal and coke traffic and 2,556 carloads of agricultural products traffic. All remaining traffic increased by a net 63 carloads.

Operating income from G&W's Australian Operations in the fourth quarter of 2017 was $17.6 million, compared with $2.8 million in the fourth quarter of 2016. The operating ratio for Australian Operations was 76.7% in the fourth quarter of 2017, compared with an operating ratio of 95.4% in the fourth quarter of 2016. Adjusted operating income from G&W's Australian Operations in the fourth quarter of 2017 was $22.5 million, compared with $13.5 million in the fourth quarter of 2016. The adjusted operating ratio for Australian Operations was 70.2% in the fourth quarter of 2017, compared with 77.9% in the fourth quarter of 2016.(1)

Operating revenues from G&W's U.K./European Operations increased $42.9 million, or 32.3%, to $175.8 million in the fourth quarter of 2017, compared with $133.0 million in the fourth quarter of 2016. Excluding $37.8 million from new operations and a $10.5 million increase due to the impact of foreign currency appreciation, U.K./European Operations same railroad revenues decreased $5.4 million, or 3.8%, primarily due to a decrease in Continental Europe intermodal revenues following the discontinuation of certain intermodal train services as part of the restructuring of ERS, partially offset by stronger U.K. intermodal and aggregates in Poland and the U.K..(2)

U.K./European Operations traffic decreased 7,215 carloads, or 2.6%, to 274,007 carloads in the fourth quarter of 2017. The traffic decrease was principally due to decreases of 9,458 carloads of coal and coke traffic (primarily in the U.K. and Poland) and 4,209 carloads of intermodal traffic (primarily in Continental Europe), partially offset by an increase of 6,453 carloads of minerals and stone traffic (primarily in the U.K. and Poland).

Operating income from G&W's U.K./European Operations in the fourth quarter of 2017 was $16.0 million, compared with an operating loss of $32.6 million in the fourth quarter of 2016. The operating ratio for U.K./European Operations was 90.9% in the fourth quarter of 2017, compared with 124.5% in the fourth quarter of 2016. Adjusted operating income from G&W's U.K./European Operations in the fourth quarter of 2017 was $7.6 million, compared with $2.4 million in the fourth quarter of 2016. The increase was primarily due to the impact of the restructuring of ERS, improvements in the U.K. intermodal operations and the contribution from the Pentalver acquisition. The adjusted operating ratio for U.K./European Operations was 95.7% in the fourth quarter of 2017, compared with 98.2% in the fourth quarter of 2016.(1)

Consolidated Annual Results

2017 Segment Highlights

  North America: Operating revenues from G&W's North American Operations increased 3.0% to $1,274.3 million from $1,236.8 million. Reported operating income from G&W's North American Operations decreased 4.9% to $303.9 million from $319.6 million; Adjusted operating income from G&W's North American Operations decreased 4.6% to $312.6 million from $327.6 million.(1)
  Australia: Operating revenues from G&W's Australian Operations increased 38.2% to $307.5 million from $222.6 million. Reported operating income from G&W's Australian Operations increased to $77.3 million from $4.8 million; Adjusted operating income from G&W's Australian Operations increased to $82.2 million from $41.4 million, primarily due to new operations from the GRail acquisition.(1)
  U.K./Europe: Operating revenues from G&W's U.K./European Operations increased 15.5% to $626.2 million from $542.2 million, primarily due to new operations from the Pentalver acquisition. Operating revenues included a $13.4 million benefit from foreign currency appreciation. Reported operating income from G&W's U.K./European Operations increased to $17.3 million from an operating loss of $34.7 million; Adjusted operating income from G&W's U.K./European Operations increased to $20.7 million from $5.2 million, primarily due to the impact of the restructuring of ERS and the contribution of the Pentalver acquisition.(1)(2)

Reported net income attributable to G&W for the year ended December 31, 2017 was $549.1 million, compared with $141.1 million for the year ended December 31, 2016. Excluding the impact of certain items affecting comparability listed below, adjusted net income attributable to G&W for the year ended December 31, 2017 was $182.0 million, compared with $182.4 million for the year ended December 31, 2016.(1)

G&W’s diluted EPS for the year ended December 31, 2017 were $8.79 with 62.5 million weighted average shares outstanding, compared with diluted EPS of $2.42 with 58.3 million weighted average shares outstanding for the year ended December 31, 2016. Excluding certain items affecting comparability listed below, G&W’s adjusted diluted EPS for the year ended December 31, 2017 were $2.91 with 62.5 million weighted average shares outstanding, compared with adjusted diluted EPS of $3.13 with 58.3 million weighted average shares outstanding for the year ended December 31, 2016.(1)

G&W’s 2017 and 2016 annual results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts).

	Income/(Loss) Before Taxes Impact	After-Tax Net Income/(Loss) Attributable to G&W Impact	Diluted EPS
Year Ended December 31, 2017
Corporate development and related costs	$(11.9)	$(8.1)	$(0.13)
Restructuring costs	$(10.2)	$(9.0)	$(0.14)
Australia impairment and related costs	$(4.9)	$(1.8)	$(0.03)
Buyout of Freightliner deferred consideration agreements	$8.9	$8.9	$0.14
Gain on sale of investment	$1.6	$1.0	$0.02
U.K. coal restructuring and related charges	$1.1	$0.9	$0.01
Impact of United States Tax Cuts & Jobs Act	$—	$371.9	$5.96
Recognition of unrecognized tax benefits	$—	$3.3	$0.05

Year Ended December 31, 2016
Corporate development and related costs	$(26.6)	$(20.7)	$(0.36)
Restructuring costs	$(8.2)	$(6.4)	$(0.11)
Australia impairment and related costs	$(21.1)	$(16.8)	$(0.29)
ERS impairment and related costs	$(21.5)	$(21.5)	$(0.37)
U.K. coal railcar leases	$(10.5)	$(8.6)	$(0.15)
Write-off of debt issuance costs	$(1.3)	$(0.5)	$(0.01)
Impact of reduction in U.K. effective tax rate	$—	$4.3	$0.07
2016 Short Line Tax Credit	$—	$28.8	$0.50

Adjusted Free Cash Flow Measures (1)

Adjusted free cash flow measures for the twelve months ended December 31, 2017 and 2016 were as follows (in millions):

	Twelve Months Ended
	2017	2016
Net cash provided by operating activities	$479.2	$407.1
Allocation of adjusted cash flow to noncontrolling interest(a)	(27.6)	—
Adjusted net cash provided by operating activities attributable to G&W	451.6	407.1
Core capital expenditures(b)	(181.8)	(141.1)
Adjusted free cash flow attributable to G&W before new business investments and grant funded projects	269.8	265.9
New business investments	(8.6)	(26.1)
Grant funded projects, net of proceeds received from outside parties(c)	(11.0)	1.6
Adjusted free cash flow attributable to G&W	$250.2	$241.5
(a)	Allocation of adjusted cash flow to noncontrolling interest (MIRA's 48.9% equity ownership of GWA since December 1, 2016) is calculated as 48.9% of cash flow provided by operating activities of G&W’s Australian Operations, less net purchases of property and equipment of G&W’s Australian Operations. The timing and amount of actual distributions, if any, from GWA to G&W and MIRA made in any given period will vary and could differ materially from the amounts presented. There were no such distributions made for both the twelve months ended December 31, 2017 and 2016. G&W expressly disclaims any direct correlation between the allocation of adjusted cash flow to noncontrolling interest and actual distributions made in any given period.
(b)	Core capital expenditures represents purchases of property and equipment as presented on the Statement of Cash Flows less grant proceeds from outside parties, insurance proceeds for the replacement of assets and proceeds from disposition of property and equipment, each of which as presented on the Statement of Cash Flows, less new business investments and grant funded projects.
(c)	Grant funded projects represents purchases of property and equipment for projects partially or entirely funded by outside parties, net of grant proceeds from outside parties as presented on the Statement of Cash Flows.

Conference Call and Webcast Details

As previously announced, G&W’s conference call to discuss financial results for the fourth quarter of 2017 will be held on Thursday, February 8, 2018, at 11 a.m. EST. The dial-in number for the teleconference in the U.S. is (800) 288-9626; outside the U.S. is (612) 332-0345, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EST on February 8, 2018 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 439193.

About G&W

G&W owns or leases 122 freight railroads organized in nine operating regions with 8,000 employees serving 3,000 customers.

  G&W's seven North American regions serve 41 U.S. states and four Canadian provinces and include 115 short line and regional freight railroads, with more than 13,000 track-miles.
  G&W's Australia Region serves New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line. The Australia Region is 51.1% owned by G&W and 48.9% owned by a consortium of funds and clients managed by Macquarie Infrastructure and Real Assets.
  G&W's U.K./Europe Region includes the U.K.'s largest rail maritime intermodal operator and second-largest freight rail provider, as well as regional services in Continental Europe.

G&W subsidiaries and joint ventures also provide rail service at more than 40 major ports, rail-ferry service between the U.S. Southeast and Mexico, transload services, contract coal loading, and industrial railcar switching and repair.

From time to time, we may use our website as a channel of distribution of material company information. Financial and other material information regarding G&W is routinely posted on and accessible at www.gwrr.com/investors. In addition, you may automatically receive email alerts and other information about us by enrolling your email address in the "Email Alerts" section of www.gwrr.com/investors. The information contained on or connected to our Internet website is not deemed to be incorporated by reference in this press release or filed with the United States Security and Exchange Commission.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network congestion or other substantial disruption of operations; customer demand and changes in our operations; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2016 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted operating income, adjusted operating ratio, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS) and the adjusted free cash flow measures of adjusted net cash provided by operating activities attributable to G&W, adjusted free cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

2.	Foreign exchange impact is calculated by comparing the prior year period results translated from local currency to U.S. dollars using current period exchange rates to the prior period results in U.S. dollars as reported.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
OPERATING REVENUES	$571,576	$516,534	$2,208,044	$2,001,527
OPERATING EXPENSES	463,397	462,963	1,809,582	1,711,915
OPERATING INCOME	108,179	53,571	398,462	289,612
INTEREST INCOME	811	280	2,082	1,107
INTEREST EXPENSE	(26,860)	(22,592)	(107,291)	(75,641)
OTHER INCOME/(EXPENSE), NET	2,555	(2,534)	2,266	413
INCOME BEFORE INCOME TAXES	84,685	28,725	295,519	215,491
BENEFIT FROM/(PROVISION FOR) INCOME TAXES	343,291	(19,832)	261,259	(74,395)
NET INCOME	427,976	8,893	556,778	141,096
LESS: NET INCOME/(LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	1,410	(41)	7,727	(41)
NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.	$426,566	$8,934	$549,051	$141,137
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS	$6.90	$0.15	$8.92	$2.46
WEIGHTED AVERAGE SHARES - BASIC	61,780	57,832	61,579	57,324
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS	$6.81	$0.15	$8.79	$2.42
WEIGHTED AVERAGE SHARES - DILUTED	62,676	58,785	62,464	58,256

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2017 AND 2016
(in thousands)
(unaudited)

	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$80,472	$32,319
Accounts receivable, net	416,705	363,923
Materials and supplies	57,750	43,621
Prepaid expenses and other	34,606	45,475
Total current assets	589,533	485,338
PROPERTY AND EQUIPMENT, net	4,656,921	4,503,319
GOODWILL	1,165,587	1,125,596
INTANGIBLE ASSETS, net	1,567,038	1,472,376
DEFERRED INCOME TAX ASSETS, net	3,343	2,671
OTHER ASSETS, net	52,475	45,658
Total assets	$8,034,897	$7,634,958
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$27,853	$52,538
Accounts payable	253,993	266,867
Accrued expenses	185,935	159,705
Total current liabilities	467,781	479,110
LONG-TERM DEBT, less current portion	2,303,442	2,306,915
DEFERRED INCOME TAX LIABILITIES, net	873,194	1,162,221
DEFERRED ITEMS - grants from outside parties	321,592	301,383
OTHER LONG-TERM LIABILITIES	172,796	198,208
TOTAL EQUITY	3,896,092	3,187,121
Total liabilities and equity	$8,034,897	$7,634,958

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(in thousands)
(unaudited)
	Twelve Months Ended
	December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$556,778	$141,096
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	250,457	205,188
Stock-based compensation	17,554	17,976
Deferred income taxes	(319,249)	33,442
Net loss on sale and impairment of assets	4,254	32,484
Changes in assets and liabilities which (used) provided cash, net of effect of acquisitions:
Accounts receivable, net	(12,969)	(15,952)
Materials and supplies	2,474	750
Prepaid expenses and other	23,973	836
Accounts payable and accrued expenses	(35,341)	(20,468)
Other assets and liabilities, net	(8,725)	11,715
Net cash provided by operating activities	479,206	407,067
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(228,472)	(219,544)
Grant proceeds from outside parties	20,249	36,094
Cash paid for acquisitions, net of cash acquired	(107,586)	(969,476)
Proceeds from the sale of investments	2,100	—
Insurance proceeds for the replacement of assets	1,590	15,201
Proceeds from disposition of property and equipment	5,225	2,691
Net cash used in investing activities	(306,894)	(1,135,034)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on revolving line-of-credit, long-term debt and capital lease obligations	(661,561)	(1,104,222)
Proceeds from revolving line-of-credit and long-term borrowings	523,672	1,074,516
Proceeds from noncontrolling interest	—	476,828
Proceeds from Class A common stock issuance	—	286,500
Stock issuance costs	—	(743)
Debt amendment/issuance costs	—	(17,731)
Proceeds from employee stock purchases	11,583	9,317
Treasury stock acquisitions	(4,603)	(4,541)
Net cash (used in)/provided by financing activities	(130,909)	719,924
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6,750	4,421
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	48,153	(3,622)
CASH AND CASH EQUIVALENTS, beginning of period	32,319	35,941
CASH AND CASH EQUIVALENTS, end of period	$80,472	$32,319

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$392,240	68.6%	$354,563	68.7%	$1,553,875	70.4%	$1,371,566	68.5%
Freight-related revenues	145,770	25.5%	139,693	27.0%	533,651	24.1%	536,359	26.8%
All other revenues	33,566	5.9%	22,278	4.3%	120,518	5.5%	93,602	4.7%
Total operating revenues	$571,576	100.0%	$516,534	100.0%	$2,208,044	100.0%	$2,001,527	100.0%

Operating expenses:
Labor and benefits(a)	$164,156	28.7%	$157,817	30.5%	$660,284	29.9%	$633,114	31.5%
Equipment rents(b)	32,504	5.7%	45,738	8.8%	132,903	6.0%	159,372	8.0%
Purchased services(c)	67,761	11.9%	48,921	9.5%	244,119	11.1%	198,046	9.9%
Depreciation and amortization(d)	63,948	11.2%	54,093	10.5%	250,457	11.3%	205,188	10.3%
Diesel fuel used in train operations	41,709	7.3%	34,352	6.7%	147,427	6.7%	118,203	5.9%
Electricity used in train operations	1,449	0.3%	3,451	0.7%	7,521	0.3%	13,346	0.7%
Casualties and insurance	13,647	2.4%	10,070	1.9%	46,993	2.1%	38,884	1.9%
Materials	29,658	5.2%	19,860	3.8%	107,519	4.9%	82,522	4.1%
Trackage rights	20,838	3.6%	22,685	4.4%	87,490	4.0%	87,194	4.4%
Net loss on sale and impairment of assets(d)	5,350	0.9%	20,491	4.0%	4,254	0.2%	32,484	1.6%
Restructuring costs	1,416	0.2%	1,862	0.4%	10,160	0.5%	8,182	0.4%
Other expenses(e)	20,961	3.7%	43,623	8.4%	110,455	5.0%	135,380	6.8%
Total operating expenses	$463,397	81.1%	$462,963	89.6%	$1,809,582	82.0%	$1,711,915	85.5%
Operating income	$108,179		$53,571		$398,462		$289,612
Expenditures for additions to property & equipment, net of grants from outside parties	$75,116		$53,879		$208,223		$183,450

(a)	Includes $3.2 million of corporate development and related costs for the twelve months ended December 31, 2017. Includes $2.4 million and $2.8 million of corporate development and related costs for the three and twelve months ended December 31, 2016, respectively.
(b)

Includes $1.1 million reduction to expense related to U.K. coal restructuring and related charges for both the three and twelve months ended December 31, 2017. Includes $9.9 million related to leases of idle excess U.K. coal railcars for both the three and twelve months ended December 31, 2016.

(c)	Includes $0.1 million and $0.5 million of corporate development and related costs for the three and twelve months ended December 31, 2017, respectively.
(d)	Includes an impairment charge of $5.8 million associated with our Australia business for both the three and twelve months ended December 31, 2017. Includes an impairment charge of $18.9 million associated with our ERS business and $0.5 million related to leasehold improvements associated with leases of idle excess U.K. coal railcars for both the three and twelve months ended December 31, 2016. Includes an impairment charge of $13.0 million associated with an Australia iron ore customer entering into voluntary administration for the twelve months ended December 31, 2016.
(e)	Includes $0.9 million and $8.2 million of corporate development and related costs for the three and twelve months ended December 31, 2017, respectively. Includes $0.9 million recovery of prior year impairment and related costs associated with Arrium's voluntary administration for the three and twelve months ended December 31, 2017. Includes an $8.9 million reduction to expense as a result of a buyout of the deferred consideration agreements for both the three and twelve months ended December 31, 2017. Includes a $2.6 million write-down of accounts receivable associated with our ERS business for both the three and twelve months ended December 31, 2016. Includes the write-down of accounts receivable of $8.1 million associated with an Australia iron ore customer for the twelve months ended December 31, 2016. Includes $13.6 million and $20.5 million of corporate development and related costs for the three and twelve months ended December 31, 2016, respectively.

GENESEE & WYOMING INC. AND SUBSIDIARIES
NORTH AMERICAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$241,734	75.5%	$232,465	72.1%	$961,356	75.4%	$913,619	73.9%
Freight-related revenues	62,809	19.6%	74,295	23.1%	249,623	19.6%	258,922	20.9%
All other revenues	15,665	4.9%	15,457	4.8%	63,306	5.0%	64,223	5.2%
Total operating revenues	$320,208	100.0%	$322,217	100.0%	$1,274,285	100.0%	$1,236,764	100.0%

Operating expenses:
Labor and benefits(a)	$101,258	31.7%	$101,526	31.5%	$416,468	32.8%	$397,129	32.1%
Equipment rents	13,146	4.1%	14,199	4.4%	53,139	4.2%	57,680	4.7%
Purchased services(b)	14,465	4.5%	15,198	4.7%	59,815	4.7%	62,369	5.0%
Depreciation and amortization	40,184	12.5%	37,129	11.5%	158,006	12.4%	147,527	11.9%
Diesel fuel used in train operations	22,814	7.1%	17,445	5.4%	76,852	6.0%	59,023	4.8%
Casualties and insurance	10,730	3.5%	8,705	2.7%	37,262	2.9%	29,103	2.4%
Materials	11,344	3.5%	11,927	3.7%	49,757	3.9%	50,095	4.0%
Trackage rights	9,905	3.1%	9,846	3.1%	38,637	3.0%	36,645	3.0%
Net (gain)/loss on sale and impairment of assets	(586)	(0.2)%	642	0.2%	(1,456)	(0.1)%	(209)	—%
Restructuring costs	83	—%	79	—%	467	—%	884	0.1%
Other expenses(c)	22,250	6.9%	22,124	6.9%	81,456	6.4%	76,967	6.2%
Total operating expenses	$245,593	76.7%	$238,820	74.1%	$970,403	76.2%	$917,213	74.2%
Operating income	$74,615		$83,397		$303,882		$319,551
Expenditures for additions to property & equipment, net of grants from outside parties	$60,745		$42,052		$166,685		$137,334

(a)	Includes $3.1 million of corporate development and related costs for the twelve months ended December 31, 2017, primarily associated with severance costs related to the integration of the P&W. Includes $1.7 million and $1.9 million of corporate development and related costs for the three and twelve months ended December 31, 2016, respectively.
(b)	Includes $0.1 million of corporate development and related costs for the twelve months ended December 31, 2017.
(c)	Includes $0.8 million and $5.0 million of corporate development and related costs for the three and twelve months ended December 31, 2017, respectively, primarily associated with ongoing corporate and development projects as well as projects that are no longer active. Includes $2.3 million and $5.3 million of corporate development and related costs for the three and twelve months ended December 31, 2016, respectively.

GENESEE & WYOMING INC. AND SUBSIDIARIES
AUSTRALIAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION*
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$63,622	84.3%	$40,232	65.6%	$254,653	82.8%	$120,622	54.2%
Freight-related revenues	10,607	14.0%	19,634	32.0%	46,696	15.2%	95,776	43.0%
All other revenues	1,295	1.7%	1,489	2.4%	6,161	2.0%	6,188	2.8%
Total operating revenues	$75,524	100.0%	$61,355	100.0%	$307,510	100.0%	$222,586	100.0%

Operating expenses:
Labor and benefits(a)	$16,488	21.7%	$17,226	28.1%	$68,935	22.4%	$66,547	29.9%
Equipment rents	1,362	1.8%	1,630	2.7%	5,577	1.8%	6,514	2.9%
Purchased services	6,448	8.5%	5,997	9.8%	26,269	8.6%	23,429	10.5%
Depreciation and amortization	15,227	20.2%	9,845	16.0%	61,142	19.9%	30,863	13.9%
Diesel fuel used in train operations	6,323	8.3%	5,701	9.3%	25,236	8.2%	19,743	8.9%
Casualties and insurance	1,283	1.7%	347	0.6%	5,502	1.8%	5,373	2.4%
Materials	2,077	2.8%	2,526	4.1%	10,706	3.5%	10,559	4.7%
Trackage rights	2,241	3.0%	2,846	4.6%	12,633	4.1%	10,047	4.5%
Net loss on sale and impairment of assets(b)	5,856	7.8%	349	0.6%	5,797	1.9%	13,341	6.0%
Restructuring costs	—	—%	—	—%	338	0.1%	789	0.4%
Other expenses(c)	653	0.9%	12,080	19.6%	8,124	2.6%	30,571	13.7%
Total operating expenses	$57,958	76.7%	$58,547	95.4%	$230,259	74.9%	$217,776	97.8%
Operating income	$17,566		$2,808		$77,251		$4,810
Expenditures for additions to property & equipment, net of grants from outside parties	$6,355		$3,191		$16,076		$11,285

*	Amounts shown represent 100% of our Australian Operations, which is 51.1% owned by G&W as of December 1, 2016.
(a)	Includes $0.7 million and $0.8 million of corporate development and related costs for the three and twelve months ended December 31, 2016, respectively.
(b)	Includes the write down of track assets on idle branch lines in South Australia of $5.8 million for the three and twelve months ended December 31, 2017. Includes an impairment charge of $13.0 million associated with an iron ore customer entering into voluntary administration for the twelve months ended December 31, 2016.
(c)	Includes a $0.3 million reduction of corporate development and related costs for the twelve months ended December 31, 2017 associated with a refund. Includes a $0.9 million recovery of prior year impairment and related costs associated with Arrium's voluntary administration for the three and twelve months ended December 31, 2017. Includes $10.0 million and $13.9 million of corporate development and related costs for the three and twelve months ended December 31, 2016, respectively. Includes the write-down of accounts receivable of $8.1 million associated with an iron ore customer entering into voluntary administration for the twelve months ended December 31, 2016.

GENESEE & WYOMING INC. AND SUBSIDIARIES
U.K./EUROPEAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017		2016		2017		2016
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$86,884	49.5%	$81,866	61.6%	$337,866	53.9%	$337,325	62.2%
Freight-related revenues	72,354	41.1%	45,764	34.4%	237,332	37.9%	181,661	33.5%
All other revenues	16,606	9.4%	5,332	4.0%	51,051	8.2%	23,191	4.3%
Total operating revenues	$175,844	100.0%	$132,962	100.0%	$626,249	100.0%	$542,177	100.0%

Operating expenses:
Labor and benefits(a)	$46,410	26.5%	$39,065	29.4%	$174,881	27.9%	$169,438	31.3%
Equipment rents (b)	17,996	10.3%	29,909	22.4%	74,187	11.9%	95,178	17.5%
Purchased services(c)	46,848	26.6%	27,726	20.8%	158,035	25.2%	112,248	20.7%
Depreciation and amortization	8,537	4.9%	7,119	5.4%	31,309	5.0%	26,798	4.9%
Diesel fuel used in train operations	12,572	7.1%	11,206	8.4%	45,339	7.2%	39,437	7.3%
Electricity used in train operations	1,449	0.8%	3,451	2.6%	7,521	1.2%	13,346	2.5%
Casualties and insurance	1,634	0.9%	1,018	0.8%	4,229	0.7%	4,408	0.8%
Materials	16,237	9.2%	5,407	4.1%	47,056	7.5%	21,868	4.0%
Trackage rights	8,692	4.9%	9,993	7.5%	36,220	5.8%	40,502	7.5%
Net loss/(gain) on sale and impairment of assets (d)	80	—%	19,500	14.7%	(87)	—%	19,352	3.6%
Restructuring costs	1,333	0.8%	1,783	1.3%	9,355	1.5%	6,509	1.2%
Other expenses (e)	(1,942)	(1.1)%	9,419	7.1%	20,875	3.3%	27,842	5.1%
Total operating expenses	$159,846	90.9%	$165,596	124.5%	$608,920	97.2%	$576,926	106.4%
Operating income/(loss)	$15,998		$(32,634)		$17,329		$(34,749)
Expenditures for additions to property & equipment, net of grants from outside parties	$8,016		$8,636		$25,462		$34,831

(a)	Includes $0.1 million of corporate development and related costs for the twelve months ended December 31, 2017, associated with severance costs related to the integration of Pentalver. Includes $0.2 million of corporate development and related costs for the twelve months ended December 31, 2016.
(b)

Includes a $1.1 million reduction to expense related to U.K. coal restructuring and related charges for the three and twelve months ended December 31, 2017. Includes $9.9 million related to leases of idle excess U.K. coal railcars for both the three and twelve months ended December 31, 2016.

(c)	Includes $0.1 million and 0.4 million of corporate development and related costs for the three and twelve months ended December 31, 2017, respectively, associated with the acquisition and integration of Pentalver.
(d)	Includes an impairment charge of $18.9 million associated with our ERS business and $0.5 million related to leasehold improvements associated with leases of idle excess U.K. coal railcars for both the three and twelve months ended December 31, 2016.
(e)	Includes $0.1 million and $3.4 million of corporate development and related costs for the three and twelve months ended December 31, 2017, respectively, associated with the acquisition and integration of Pentalver. Includes an $8.9 million reduction to expense as a result of a buyout of the deferred consideration agreements for the three and twelve months ended December 31, 2017. Includes $2.6 million write-down of accounts receivable associated with our ERS business for both the three and twelve months ended December 31, 2016. Includes $1.3 million of corporate development and related costs for the both the three and twelve months ended December 31, 2016.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended December 31, 2017	North American Operations			Australian Operations*			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload
Agricultural Products	$31,329	51,679	$606	$4,825	8,105	$595	$1,748	1,323	$1,321	$37,902	61,107	$620
Autos & Auto Parts	5,882	9,541	616	—	—	—	—	—	—	5,882	9,541	616
Chemicals & Plastics	36,592	43,041	850	—	—	—	—	—	—	36,592	43,041	850
Coal & Coke	18,812	53,614	351	31,386	88,306	355	2,508	4,070	616	52,706	145,990	361
Food & Kindred Products	8,568	15,216	563	—	—	—	—	—	—	8,568	15,216	563
Intermodal	254	2,525	101	17,320	14,695	1,179	63,691	220,881	288	81,265	238,101	341
Lumber & Forest Products	22,297	35,836	622	—	—	—	—	—	—	22,297	35,836	622
Metallic Ores	2,872	4,085	703	7,820	5,344	1,463	—	—	—	10,692	9,429	1,134
Metals	25,182	32,392	777	—	—	—	—	—	—	25,182	32,392	777
Minerals & Stone	33,065	53,552	617	2,091	16,478	127	18,937	47,733	397	54,093	117,763	459
Petroleum Products	17,692	24,593	719	180	71	2,535	—	—	—	17,872	24,664	725
Pulp & Paper	27,763	41,041	676	—	—	—	—	—	—	27,763	41,041	676
Waste	6,063	12,620	480	—	—	—	—	—	—	6,063	12,620	480
Other	5,363	15,687	342	—	—	—	—	—	—	5,363	15,687	342
Totals	$241,734	395,422	$611	$63,622	132,999	$478	$86,884	274,007	$317	$392,240	802,428	$489

Three Months Ended December 31, 2016	North American Operations			Australian Operations*			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload
Agricultural Products	$31,026	57,669	$538	$4,192	10,661	$393	$1,101	1,058	$1,041	$36,319	69,388	$523
Autos & Auto Parts	4,886	8,321	587	—	—	—	—	—	—	4,886	8,321	587
Chemicals & Plastics	34,143	43,680	782	—	—	—	—	—	—	34,143	43,680	782
Coal & Coke	21,353	63,058	339	11,112	35,203	316	4,031	13,528	298	36,496	111,789	326
Food & Kindred Products	8,593	15,905	540	—	—	—	—	—	—	8,593	15,905	540
Intermodal	87	1,246	70	17,456	15,328	1,139	61,976	225,090	275	79,519	241,664	329
Lumber & Forest Products	20,496	33,450	613	—	—	—	44	158	278	20,540	33,608	611
Metallic Ores	3,741	4,814	777	5,384	4,625	1,164	60	108	556	9,185	9,547	962
Metals	25,472	34,134	746	—	—	—	—	—	—	25,472	34,134	746
Minerals & Stone	28,745	48,756	590	1,936	16,508	117	14,654	41,280	355	45,335	106,544	426
Petroleum Products	18,184	26,308	691	152	64	2,375	—	—	—	18,336	26,372	695
Pulp & Paper	25,436	39,578	643	—	—	—	—	—	—	25,436	39,578	643
Waste	5,283	11,696	452	—	—	—	—	—	—	5,283	11,696	452
Other	5,020	14,324	350	—	—	—	—	—	—	5,020	14,324	350
Totals	$232,465	402,939	$577	$40,232	82,389	$488	$81,866	281,222	$291	$354,563	766,550	$463

* Australian Operations is 51.1% owned by G&W as of December 1, 2016.

** Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Twelve Months Ended December 31, 2017	North American Operations			Australian Operations*			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload
Agricultural Products	$124,285	209,471	$593	$22,562	51,909	$435	$5,280	4,359	$1,211	$152,127	265,739	$572
Autos & Auto Parts	22,901	37,246	615	—	—	—	—	—	—	22,901	37,246	615
Chemicals & Plastics	148,252	177,602	835	—	—	—	—	—	—	148,252	177,602	835
Coal & Coke	75,935	224,278	339	117,678	359,791	327	9,972	22,403	445	203,585	606,472	336
Food & Kindred Products	33,424	59,307	564	—	—	—	—	—	—	33,424	59,307	564
Intermodal	980	9,838	100	69,433	58,848	1,180	253,854	890,844	285	324,267	959,530	338
Lumber & Forest Products	87,200	140,856	619	—	—	—	—	—	—	87,200	140,856	619
Metallic Ores	13,391	17,925	747	37,415	29,458	1,270	—	—	—	50,806	47,383	1,072
Metals	103,863	136,888	759	—	—	—	—	—	—	103,863	136,888	759
Minerals & Stone	130,511	214,469	609	6,878	51,872	133	68,760	174,943	393	206,149	441,284	467
Petroleum Products	68,388	98,414	695	687	277	2,480	—	—	—	69,075	98,691	700
Pulp & Paper	107,453	161,872	664	—	—	—	—	—	—	107,453	161,872	664
Waste	25,063	52,081	481	—	—	—	—	—	—	25,063	52,081	481
Other	19,710	62,935	313	—	—	—	—	—	—	19,710	62,935	313
Totals	$961,356	1,603,182	$600	$254,653	552,155	$461	$337,866	1,092,549	$309	$1,553,875	3,247,886	$478

Twelve Months Ended December 31, 2016	North American Operations			Australian Operations*			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload	Freight Revenues	Carloads**	Average Revenues Per Carload
Agricultural Products	$115,627	217,038	$533	$17,511	43,362	$404	$2,465	2,552	$966	$135,603	262,952	$516
Autos & Auto Parts	18,259	30,308	602	—	—	—	—	—	—	18,259	30,308	602
Chemicals & Plastics	137,712	175,316	786	—	—	—	—	—	—	137,712	175,316	786
Coal & Coke	74,664	221,001	338	11,112	35,203	316	14,982	40,117	373	100,758	296,321	340
Food & Kindred Products	33,549	60,874	551	—	—	—	—	—	—	33,549	60,874	551
Intermodal	99	1,382	72	66,761	59,688	1,118	262,977	904,783	291	329,837	965,853	341
Lumber & Forest Products	83,509	138,096	605	—	—	—	170	473	359	83,679	138,569	604
Metallic Ores	16,819	21,697	775	16,874	13,807	1,222	100	201	498	33,793	35,705	946
Metals	103,799	137,898	753	—	—	—	—	—	—	103,799	137,898	753
Minerals & Stone	114,185	197,849	577	7,634	64,060	119	56,631	155,890	363	178,450	417,799	427
Petroleum Products	70,519	102,718	687	730	275	2,655	—	—	—	71,249	102,993	692
Pulp & Paper	104,523	163,595	639	—	—	—	—	—	—	104,523	163,595	639
Waste	20,835	44,922	464	—	—	—	—	—	—	20,835	44,922	464
Other	19,520	61,559	317	—	—	—	—	—	—	19,520	61,559	317
Totals	$913,619	1,574,253	$580	$120,622	216,395	$557	$337,325	1,104,016	$306	$1,371,566	2,894,664	$474

* Australian Operations is 51.1% owned by G&W as of December 1, 2016.
** Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS) and the adjusted free cash flow measures of adjusted net cash provided by operating activities attributable to G&W, adjusted free cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of the adjusted free cash flow measures, a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the adjusted free cash flow measures include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure (in millions, except percentages and per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Operating Income

	Three Months Ended
	December 31, 2017
	North American Operations	Australian Operations	U.K./ European Operations	Total Operations
Operating revenues	$320.2	$75.5	$175.8	$571.6
Operating expenses	245.6	58.0	159.8	463.4
Operating income(a)	$74.6	$17.6	$16.0	$108.2
Operating ratio(b)	76.7%	76.7%	90.9%	81.1%

Operating expenses	$245.6	$58.0	$159.8	$463.4
Corporate development and related costs	(0.9)	—	(0.3)	(1.1)
Restructuring costs	(0.1)	—	(1.3)	(1.4)
Australia impairment and related costs	—	(4.9)	—	(4.9)
Buyout of Freightliner deferred consideration agreements	—	—	8.9	8.9
U.K. coal restructuring and related charges	—	—	1.1	1.1
Adjusted operating expenses	$244.7	$53.0	$168.2	$465.9
Adjusted operating income	$75.5	$22.5	$7.6	$105.7
Adjusted operating ratio	76.4%	70.2%	95.7%	81.5%

	Three Months Ended
	December 31, 2016
	North American Operations	Australian Operations	U.K./ European Operations	Total Operations
Operating revenues	$322.2	$61.4	$133.0	$516.5
Operating expenses	238.8	58.5	165.6	463.0
Operating income/(loss)(a)	$83.4	$2.8	$(32.6)	$53.6
Operating ratio(b)	74.1%	95.4%	124.5%	89.6%

Operating expenses	$238.8	$58.5	$165.6	$463.0
ERS impairment and related costs	—	—	(21.5)	(21.5)
U.K. coal railcar leases	—	—	(10.5)	(10.5)
Corporate development and related costs	(4.0)	(10.7)	(1.3)	(16.0)
Restructuring costs	(0.1)	—	(1.8)	(1.9)
Adjusted operating expenses	$234.8	$47.8	$130.6	$413.1
Adjusted operating income	$87.4	$13.5	$2.4	$103.4
Adjusted operating ratio	72.9%	77.9%	98.2%	80.0%

	Twelve Months Ended
	December 31, 2017
	North American Operations	Australian Operations	U.K./ European Operations	Total Operations
Operating revenues	$1,274.3	$307.5	$626.2	$2,208.0
Operating expenses	970.4	230.3	608.9	1,809.6
Operating income(a)	$303.9	$77.3	$17.3	$398.5
Operating ratio(b)	76.2%	74.9%	97.2%	82.0%

Operating expenses	$970.4	$230.3	$608.9	$1,809.6
Corporate development and related costs	(8.2)	0.3	(4.0)	(11.9)
Restructuring costs	(0.5)	(0.3)	(9.4)	(10.2)
Australia impairment and related costs	—	(4.9)	—	(4.9)
Buyout of Freightliner deferred consideration agreements	—	—	8.9	8.9
U.K. coal restructuring and related charges	—	—	1.1	1.1
Adjusted operating expenses	$961.7	$225.3	$605.5	$1,792.5
Adjusted operating income	$312.6	$82.2	$20.7	$415.5
Adjusted operating ratio	75.5%	73.3%	96.7%	81.2%

	Twelve Months Ended
	December 31, 2016
	North American Operations	Australian Operations	U.K./ European Operations	Total Operations
Operating revenues	$1,236.8	$222.6	$542.2	$2,001.5
Operating expenses	917.2	217.8	576.9	1,711.9
Operating income/(loss)(a)	$319.6	$4.8	$(34.7)	$289.6
Operating ratio(b)	74.2%	97.8%	106.4%	85.5%

Operating expenses	$917.2	$217.8	$576.9	$1,711.9
Corporate development and related costs	(7.2)	(14.7)	(1.5)	(23.3)
Australia impairment and related costs	—	(21.1)	—	(21.1)
ERS impairment and related costs	—	—	(21.5)	(21.5)
U.K. coal railcar leases	—	—	(10.5)	(10.5)
Restructuring costs	(0.9)	(0.8)	(6.5)	(8.2)
Adjusted operating expenses	$909.1	$181.2	$537.0	$1,627.3
Adjusted operating income	$327.6	$41.4	$5.2	$374.2
Adjusted operating ratio(b)	73.5%	81.4%	99.0%	81.3%

(a)	Operating income/(loss) is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Three Months Ended December 31, 2017	Income Before Income Taxes	Benefit from/ (Provision for) Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$84.7	$343.3	$426.6	$6.81
Adjusted for:
Corporate development and related costs	1.1	(0.4)	0.7	0.01
Restructuring costs	1.4	(0.2)	1.2	0.02
Australia impairment and related costs	4.9	(1.5)	1.8	0.03
Buyout of Freightliner deferred consideration agreements	(8.9)	—	(8.9)	(0.14)
U.K. coal restructuring and related charges	(1.1)	0.2	(0.9)	(0.01)
Impact of United States Tax Cuts & Jobs Act	—	(371.9)	(371.9)	(5.94)
As adjusted	$82.2	$(30.5)	$48.6	$0.77

Three Months Ended December 31, 2016	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$28.7	$(19.8)	$8.9	$0.15
Adjusted for:
ERS impairment and related charges	21.5	—	21.5	0.37
U.K. coal railcar leases	10.5	(1.9)	8.6	0.15
Corporate development and related costs	19.2	(3.4)	15.9	0.27
Write-off of debt issuance costs	1.9	(0.4)	1.4	0.02
Restructuring costs	1.3	(0.4)	0.5	0.01
Q4 2016 Short Line Tax Credit	—	(7.5)	(7.5)	(0.13)
As adjusted	$83.1	$(33.4)	$49.3	$0.84

Twelve Months Ended December 31, 2017	Income Before Income Taxes	Benefit from/ (Provision for) Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$295.5	$261.3	$549.1	$8.79
Adjusted for:
Corporate development and related costs	11.9	(4.3)	8.1	0.13
Restructuring costs	10.2	(1.0)	9.0	0.14
Australia impairment and related costs	4.9	(1.5)	1.8	0.03
Buyout of Freightliner deferred consideration agreements	(8.9)	—	(8.9)	(0.14)
Gain on sale of investment	(1.6)	0.7	(1.0)	(0.02)
U.K. coal restructuring and related charges	(1.1)	0.2	(0.9)	(0.01)
Recognition of unrecognized tax benefits	—	(3.3)	(3.3)	(0.05)
Impact of United States Tax Cuts & Jobs Act	—	(371.9)	(371.9)	(5.96)
As adjusted	$310.9	$(119.8)	$182.0	$2.91

Twelve Months Ended December 31, 2016	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$215.5	$(74.4)	$141.1	$2.42
Adjusted for:
Corporate development and related costs	26.6	(5.9)	20.7	0.36
ERS impairment and related costs	21.5	—	21.5	0.37
Australia impairment and related costs	21.1	(4.4)	16.8	0.29
U.K. coal railcar leases	10.5	(1.9)	8.6	0.15
Restructuring costs	8.2	(1.8)	6.4	0.11
Write-off of debt issuance costs	1.3	(0.4)	0.5	0.01
Impact of reduction in U.K. effective tax rate	—	(4.3)	(4.3)	(0.07)
2016 Short Line Tax Credit	—	(28.8)	(28.8)	(0.50)
As adjusted	$304.7	$(121.9)	$182.4	$3.13

Adjusted Free Cash Flow Measures

	Twelve Months Ended December 31,
	2017	2016
Net cash provided by operating activities	$479.2	$407.1
Allocation of adjusted cash flow to noncontrolling interest(a)	(27.6)	—
Adjusted net cash provided by operating activities attributable to G&W	451.6	407.1
Purchase of property and equipment, net(b)	(201.4)	(165.6)
Adjusted free cash flow attributable to G&W	$250.2	$241.5
Net cash paid for new business investments(b)	8.6	26.1
Net cash paid for/(received from) grant funded projects(b)	11.0	(1.6)
Adjusted free cash flow attributable to G&W before new business investments and grant funded projects	$269.8	$265.9

(a)	Allocation of adjusted cash flow to noncontrolling interest (MIRA's 48.9% equity ownership of GWA since December 1, 2016) is calculated as 48.9% of cash flow provided by operating activities of G&W’s Australian Operations, less net purchases of property and equipment of G&W’s Australian Operations. The timing and amount of actual distributions, if any, from GWA to G&W and MIRA made in any given period will vary and could differ materially from the amounts presented. There were no such distributions made for both the twelve months ended December 31, 2017 and 2016. G&W expressly disclaims any direct correlation between the allocation of adjusted cash flow to noncontrolling interest and actual distributions made in any given period.
(b)	See breakout below.

	Twelve Months Ended December 31, 2017
	Core Capital(c)	New Business Investments	Grant Funded Projects(d)	Total
Purchase of property and equipment	(188.6)	(8.7)	(31.2)	(228.5)
Grant proceeds from outside parties	—	0.1	20.2	20.2
Insurance proceeds for the replacement of assets	1.6	—	—	1.6
Proceeds from disposition of property and equipment	5.2	—	—	5.2
Purchase of property and equipment, net	(181.8)	(8.6)	(11.0)	(201.4)

	Twelve Months Ended December 31, 2016
	Core Capital(c)	New Business Investments	Grant Funded Projects(d)	Total
Purchase of property and equipment	(159.0)	(26.1)	(34.5)	(219.5)
Grant proceeds from outside parties	—	—	36.1	36.1
Insurance proceeds for the replacement of assets	15.2	—	—	15.2
Proceeds from disposition of property and equipment	2.7	—	—	2.7
Purchase of property and equipment, net	(141.1)	(26.1)	1.6	(165.6)
(c)	Core capital expenditures represents purchases of property and equipment as presented on the Statement of Cash Flows less grant proceeds from outside parties, insurance proceeds for the replacement of assets and proceeds from disposition of property and equipment, each of which as presented on the Statement of Cash Flows, less new business investments and grant funded projects.
(d)	Grant funded projects represents purchases of property and equipment for projects partially or entirely funded by outside parties, net of grant proceeds from outside parties as presented on the Statement of Cash Flows.

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com